Exhibit 10.2

ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS OF

INTERNET SCIENCES, INC.

February 18, 2022

The undersigned, constituting the majority shareholder (the “Shareholder”) of Internet Sciences, Inc., a Delaware Corporation (the “Corporation”), do hereby consent to the corporate actions specified below pursuant to the Company's bylaws, Section 228 of the Delaware General Corporate Law and and all other applicable laws of the State of Delaware.

WHEREAS, Mark L Deutsch has been nominated to serve on the Board of Directors of the Corporation;

NOW, THEREFORE, BE IT RESOLVED that the undersigned majority Shareholder of the Corporation hereby elect Mark L Deutsch as member of the Board of Directors;

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Corporation.

This written consent shall be filed in the Minute Book of the Corporation and become a part of the records of the Corporation as of the date first appearing above. This written consent may be signed electronically, by counterpart, and by fax.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the date first written above.

/s/ Lynda Chervil
Lynda Chervil
Ownership: 62.7%